                                                            Exhibit 1-A(8)(d)(2)




                                 Amendment No. 2

                          TO THE REINSURANCE AGREEMENT
                                     BETWEEN
                  THE AMERICAN FRANKLIN LIFE INSURANCE COMPANY
                                       OF
                              SPRINGFIELD, ILLINOIS
                                       and
                       THE FRANKLIN LIFE INSURANCE COMPANY
                                       OF
                              SPRINGFIELD, ILLINOIS




         Except as hereinafter specified, all terms and conditions of the Reinsurance Agreement dated January 1, 1988, amendments and addenda attached thereto shall apply, and this amendment is to be attached to and made part of the aforesaid agreement.

This Amendment is Effective January 1, 1990.

    I.   APPENDIX I

              The original Appendix I is hereby replaced by the attached Appendix I (Second Revision 1-1-90).

  II.    SCHEDULE A

              The original Schedule A is hereby replaced by the attached Schedule A (revised 1-1-90).

 III.    SCHEDULE B

              The original Schedule B is hereby replaced by the attached Schedule B (Second Revision 1-1-90).

  IV.      SCHEDULE D

              The Schedule for Accidental Death Benefit Rates is hereby added to the current Schedule D.

In Witness Whereof, both parties have executed this Amendment No. 2 in duplicate as follows:


                                        AMERICAN FRANKLIN LIFE INSURANCE COMPANY

                                        BY    _______________________________

                                     TITLE       President

                                      DATE        June 27, 1990

Witness:

       BY  _______________________________

    TITLE   Sr. Vice President, General Counsel,
            and Secretary

     DATE   June 27, 1990

                                        THE FRANKLIN LIFE INSURANCE COMPANY

                                        BY   ___________________________________

                                     TITLE   Sr. Vice President - Actuarial

                                      DATE   May 16, 1990

Witness:

       BY  _______________________________

    TITLE   Vice President and Actuary

     DATE   May 16, 1990

                                   APPENDIX I
                            (Second Revision 1-1-90)

              Insurance Subject to Reinsurance under this Agreement


     Policy Form 1701                       Flexible Premium Adjustable
                                               Life Insurance (Charter one)

     Policy Form T1745                      Universal Life

     Policy Form T1735                      (Equibuilder) - Flexible Premium
                                               Variable Universal Life

     Policy Form T0113                      Term Insurance Rider on the
                                               Additional Insured Person

     Policy Form T0105                      Covered Insured Term Rider

     Policy Form T0102                      Other Insured Term Rider



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                                   SCHEDULE A

                       Retention Limits of the REINSURED*


         Ages                        Life                     Standard-Table P
         ----                        ----                     ----------------
         0-70                                                      $50,000




                            ACCIDENTAL DEATH BENEFIT
                            ------------------------
                                     $50,000

                          WAIVER OF PREMIUM DISABILITY
                          ----------------------------
                          Retain Entire Disability Risk

         *Not applicable to policies defined in the second paragraph of I. REINSURANCE COVERAGE, Section 5. American Franklin will not retain any of these policies.

                                   SCHEDULE B
                            (Second Revision 1-1-90)

I.       Maximum Amounts which the REINSURED may cede Automatically*


                                      LIFE

                                                        Substandard
Ages                  Standard                        Through Table P
----                  --------                        ---------------
0-70               $50,000 on an                      $50,000 on an
                   individual life                    individual life



                            ACCIDENTAL DEATH BENEFITS
                            -------------------------
                                    $200,000

         *This applies to newly underwritten cases only.


II.      Jumbo Limit

             The maximum amount of insurance issued and applied for in all companies on each risk must not exceed $3,000,000 for automatic reinsurance to be offered.

                                   SCHEDULE D

                            ACCIDENTAL DEATH BENEFITS

    Based on the classification of the occupational manual of the REINSURED:


                               RATES PER THOUSAND
                               ------------------

           Classification                  First Year                Renewal
           --------------                  ----------                -------
           Standard                         $ .25                     $ .90
           1-1/2 x Standard                   .40                      1.25
           2 x Standard                       .50                      1.60
           3 x Standard                       .75                      2.35
           5 x Standard                      1.25                      3.80

